Original Issue Date: September 14, 2007

$50,000.00

$50,000 Promissory Note

THIS NOTE is a duly authorized and validly issued Note of BroadWebAsia, Inc., a corporation organized under the laws of the British Virgin Islands, having its principal place of business at 9255 Sunset Blvd., West Hollywood, California 90069 and its registered office at Commonwealth Trust Limited, PO Box 3321, Road Town, Tortola, BVI (the "Company"), designated as its $50,000 Promissory Note (the "Note").

FOR VALUE RECEIVED, the Company promises to pay to the order of Ron Greenspan or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of Fifty Thousand Dollars ($50,000) (the "Principal Amount"), no later than the Maturity Date, and to pay interest to the Holder on the aggregate outstanding Principal Amount of this Note in accordance with the provisions hereof.

Capitalized terms used herein without definition have the meanings set forth on Exhibit A hereto. This Note is subject to the following additional provisions:

Section 1. Advance of Funds; Conditions to Advance.

(a) On the Original Issue Date, the Holder shall advance the Principal Amount of this Note to the Company by wire of immediately available funds.

(b) Also on the Original Issue Date: (i) this Note shall be duly executed and delivered by the Company to the Holder; (ii) there shall have been duly executed and delivered to the Holder a warrant to purchase shares (the "Common Stock") of the Company in the form attached hereto as Exhibit A; and (iii) the Company shall pay to the Holder an origination fee of $1,500.

Section 2. Payment of Principal and Interest.

a) Payment of Principal. The Principal Amount hereof shall be paid in full on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.

b) Payment of Interest. Interest on the aggregate outstanding Principal Amount of this Note shall accrue at the rate of 18.00% per annum, payable every two months in arrears, beginning on November __, 2007, and on the Maturity Date. Upon and after an Event of Default and written notice from the Holder to the Company, this

principal and unpaid interest under this Note shall bear interest at the lesser of 25.00% per annum or the Maximum Rate (as defined below).

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

d) Prepayment. The Company may prepay all or any portion of the Principal Amount of this Note, without penalty or premium, upon at least two days' notice to the Holder. Upon prepayment of this Note in full, all accrued and unpaid interest hereunder shall be immediately due and payable.

e) Payments. Notwithstanding anything to the contrary contained herein or in any other document delivered by the Company pursuant hereto (together with this Note and including the documents described in Section 1(b) hereof, the "Transaction Documents"), all payments made by the Company shall be applied to principal, interest, fees and other charges due the Holder hereunder in such order of priority as the Holder shall elect.

Section 3. Representations and Warranties. The Company hereby represents and warrants to the Holders as follows:

(a) The Company has been duly incorporated and is validly existing under the laws of its jurisdiction of organization, is in good standing or duly qualified as a foreign corporation in all jurisdictions where the conduct of its business so requires, and has all requisite power and authority to execute, deliver and perform its obligations under this Note and all other Transaction Documents to which it is a party. The Company does not directly or indirectly own or have any investment in the capital stock of or any proprietary interest in any Person other than the Persons (and in the percentages) listed on Schedule 3(a) hereto. The consolidated subsidiaries of the Company are listed on Schedule 3(b) hereto (such consolidated subsidiaries, the "Subsidiaries"). Each of this Note and all other Transaction Documents have been duly authorized, executed and delivered by the Company and constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of this Note and all other Transaction Documents to which it is a party, and the incurrence by it of obligations hereunder and thereunder, do not contravene or conflict with the Company's memorandum or articles of association or any law applicable to the Company or other instrument binding on or otherwise affecting the Company or give rise to any lien, security interest or other charge or encumbrance (other than in favor of the Holder) upon any of the Company's properties. No consent or approval of or notice to or filing with any governmental authority or other third party is or will be required as a condition to the validity or enforceability of this Note or the other Transaction Documents, other than such consents which have been obtained and are in full force and effect.

(b) The Company has good and marketable title to its assets disclosed in its most recent Financial Reports (as defined below). The Company is in compliance in all

material respects with all laws and regulatory requirements to which it or its properties are subject. Except as set forth in the Financial Reports, there is no litigation pending, or, to the knowledge of the Company, threatened against the Company that could reasonably be expected to have a material adverse effect on the financial condition, business, properties or prospects of the Company (a "Material Adverse Effect"). The Company's principal place of business and registered office are the addresses set forth at the beginning of this Note. The Company has paid all federal, foreign, state and local taxes required to be paid by it on or prior to the date they were due. All documents, instruments and other written material heretofore or hereafter furnished to the Holder pursuant to the terms of any Transaction Document contain no misstatements of a material fact and do not fail to disclose any material fact and the Company has not failed to disclose to the Holder any information that could result in a Material Adverse Effect.

(c) The Company has delivered to the Holder true, correct and complete copies of its preliminary financial statements for the fiscal year ended December 31, 2006, and its unaudited financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007 (collectively, the "Financial Reports"). None of the Financial Reports, as of their date (or as of the date delivered to the Holder, to the extent such Financial Reports are preliminary), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Financial Reports comply in all material respects with applicable accounting requirements as in effect at the date of such Financial Reports. To the Company's knowledge, such Financial Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified therein and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d) Since December 31, 2006 and except as set forth in the Financial Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans and the issuance of 345,000 shares of the Company to James Iacabucci. The Financial Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company and its consolidated subsidiaries, or for which the Company or its Subsidiaries have commitments. The Company and its Subsidiaries are not in default with respect to any such Indebtedness.

(e) Except as disclosed in the Financial Reports, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (collectively, "Material Agreements") if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company has, in all material respects, performed all the obligations required to be performed by it to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge is not in default under any other Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

(f) Except as disclosed in the Financial Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its respective customers or suppliers on the one hand, and (b) on the other hand, any executive officer, 5% or greater stockholder, director or employee of the Company, or, to the knowledge of the Company, any member of the immediate family of such persons or any corporation or other entity controlled by such persons or their immediate family members.

(g) The Company is not, and is not an affiliate of, and immediately after the transactions contemplated hereby, will not be or be an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(h) The Company has not received notice of a default and is not in default under, or with respect to, any contractual obligation, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder

(i) The authorized shares of the Company currently issued and outstanding as of the date hereof are set forth on Schedule 3(i) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. No shares of Common Stock or any other security of the Company are entitled to preemptive rights or to registration rights which have not already been complied with, and except as set forth in Schedule 3(i), there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of the Company. Furthermore, except as set forth in this Agreement and as set forth in Schedule 3(i), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the Company or options, securities or rights convertible into shares of the Company. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the Company. The offer and sale of all shares, convertible securities, rights, warrants, or options of the Company issued prior to the date hereof complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Holder true and correct copies of the Company's memorandum and articles of association as in effect on the date hereof (the "M&A").

Section 4. Covenants. As long as any portion of this Note remains outstanding, the Company agrees as follows:

a) the Company shall not amend its constitutional documents, including without limitation, its M&A, in any manner that adversely affects any rights of the Holder;

b) the Company shall comply with its obligations under this Note and the other Transaction Documents;

c) the Company shall comply with law and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets;

d) the Company shall not engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary, reasonable bonus or consulting fees for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, and (ii) reimbursement for expenses incurred on behalf of the Company;

e) the Company shall not (i) declare or pay any dividends or make any distributions to any holder(s) of shares or other equity security of the Company, or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Company;

f) the Company shall not (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof or (ii) in any way or manner alter its organizational structure or effect a change of entity; provided, that, the Company shall be permitted to enter into a merger in connection with which the holders of the Company's shares receive securities listed on a national securities exchange (as defined in the Securities Exchange Act of 1934) or quoted on Nasdaq or the Over the Counter Bulletin Board (i.e., an "alternate public offering");

g) the Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon

the commencement of proceedings to foreclose any lien which may have attached as security therefor;

h) the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business;

i) the Company shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended;

j) the Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect; and

k) the Company shall not, and shall not permit any Subsidiary to, make any payment on any indebtedness owed to officers, directors or affiliates.

Section 5. Events of Default; Subordination.

a) "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest or other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) ten days after notice of such failure sent by the Holder and (B) thirty days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company shall be subject to a Bankruptcy Event;

vi. the Company shall default on any obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument (other than those referred to in the foregoing clause (iii) under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vii. any monetary judgment, writ or similar final process shall be entered or filed against the Company or its property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 20 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable upon written notice to the Company, except for a default under Section 5(a)(v) above, which shall cause an automatic and immediate acceleration. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand or protest of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and the Transaction Documents. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as the holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

c) Subordination; Intercreditor Agreement. This Note shall be subordinate in right of payment to ________________ and any other senior secured indebtedness that the Company may incur from time to time. In further of the foregoing, the Holder shall, at the request of the Company and/or any secured lender of the Company, enter into a customary intercreditor agreement, in a form reasonably satisfactory to the Company and the secured lender. In such event, this Note and the other Transaction Documents, and the Holder's rights hereunder and thereunder, shall be subject to the terms of such intercreditor agreement.

Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be delivered to the address of the Company's

principal place of business set forth above. Notices to the Holder shall be delivered to the following address: 1650 EL CAMINO DEL TEATRO LA JOLLA, CA ~~92082~~ 92037

b) Absolute Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct, unconditional and secured debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Subject to Section 6(k) below, each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

e) Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day in the State of New York, such payment shall be made on the next succeeding business day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document; provided that, notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder's election.

j) Indemnification. The Company will indemnify and hold the Holder harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Note or any other Transaction Document, (b)

any credit extended or committed by the Holder to the Company hereunder, and (c) any litigation or proceeding related to or arising out of this Note, any such Transaction Document, or any such credit. This indemnity includes but is not limited to reasonable attorneys' fees. This indemnity extends to the Holder, its affiliates, partners, directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Company's obligations to the Holder. All sums due to the Holder hereunder shall be due and payable immediately without demand.

k) Assignment; Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under any Transaction Document without the prior written consent of the Holder. The Holder shall be permitted to assign its rights and obligations hereunder and under the other Transaction Documents in its sole discretion. Notwithstanding the provisions of 6(d) hereof, in connection with such an assignment, at the election of such assignee, the Company shall be deemed to submit to the jurisdiction of the state or federal courts of the jurisdiction of formation of such assignee or the state of the principal place of business of such assignee; provided such jurisdiction shall be within the United States.

(*Signature Page Follows*)

IN WITNESS WHEREOF, each of the Holder and the Company has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

BROADWEBASIA, INC.

By: ______________________________

Name: JAMES BACABUCCI

Title: COO

[HOLDER]

By: ______________________
Name:
Title:

EXHIBIT A
(Certain Defined Terms)

"Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $50,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $50,000 in the aggregate in any fiscal year, (f) all synthetic leases, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) usual and customary trade debt incurred in the ordinary course of business and (b) endorsements for collection or deposit in the ordinary course of business.

"Maturity Date" means September __, 2008.

"Original Issue Date" means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

"Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.